Exhibit 5.2

330 North Wabash Avenue
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FIRM / AFFILIATE OFFICES
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May 12, 2020 Aon plc Aon plc Aon Global Holdings plc Aon Corporation	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
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Milan

c/o Aon plc

Metropolitan Building

James Joyce Street

Dublin 1, Ireland D01 K0Y8

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Aon plc, a public limited company organized under the laws of Ireland (“Aon plc”), Aon plc, a public limited company organized under the laws of England and Wales (“AGL”), Aon Global Holdings plc, a public limited company organized under the laws of England and Wales (“AGH”), and Aon Corporation, a corporation organized under the laws of Delaware (“Aon Corporation”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale of (i) one or more series of Aon plc’s debt securities (collectively, the “Aon plc Debt Securities”) to be issued under an indenture to be entered into among Aon plc, as issuer, the guarantor parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (a form of which is included as Exhibit 4.2 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (any such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Aon plc Debt Securities, the “Applicable Aon plc Indenture”), (ii) one or more series of AGH’s debt securities (collectively, the “AGH Debt Securities”) to be issued under an indenture to be entered into among AGH, as issuer, the guarantor parties thereto and the Trustee (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (any such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of AGH Debt Securities, the “Applicable AGH Indenture”), (iii) one or more series of Aon Corporation’s debt securities (collectively, the “Aon Corporation Debt Securities” and,

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together with the Aon plc Debt Securities and the AGH Debt Securities, the “Debt Securities”) to be issued under the indentures entered into among Aon Corporation, as issuer, the guarantor parties thereto and the Trustee (included as Exhibits 4.4, 4.5 and 4.9 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (any such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Aon Corporation Debt Securities, the “Applicable Aon Corporation Indenture” and, together with the Applicable Aon plc Indenture and the Applicable AGH Indenture, the “Applicable Indenture”), (iv) guarantees of the Aon plc Debt Securities by AGL, AGH and Aon Corporation (the “Aon plc Debt Securities Guarantees”), (v) guarantees of the AGH Debt Securities by Aon plc, AGL and Aon Corporation (the “AGH Debt Securities Guarantees”), (vi) guarantees of the Aon Corporation Debt Securities by Aon plc, AGL and AGH (the “Aon Corporation Debt Securities Guarantees” and, together with the Aon plc Debt Securities Guarantees and the AGH Debt Securities Guarantees, the “Guarantees”), (vii) Aon plc share purchase contracts (“Purchase Contracts”), a form of which is included as Exhibit 4.12 to the Registration Statement, and (viii) Aon plc share purchase units (“Units”), a form of which is included as Exhibit 4.13 to the Registration Statement. The Debt Securities, the Guarantees, the Purchase Contracts and the Units are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Aon plc, AGL, AGH, Aon Corporation and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters pertaining to Irish law and English law are addressed in the opinions of Matheson and Latham & Watkins (London) LLP, respectively, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When the Applicable Aon plc Indenture has been duly authorized, executed and delivered by all necessary corporate action of Aon plc, and when the specific terms of a particular series of Aon plc Debt Securities have been duly established in accordance with the terms of the Applicable Aon plc Indenture and authorized by all necessary corporate action of Aon plc and such Aon plc Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Aon plc Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Aon plc Debt Securities will be the legally valid and binding obligations of Aon plc, enforceable against Aon plc in accordance with their terms.

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2.    When the Applicable AGH Indenture has been duly authorized, executed and delivered by all necessary corporate action of AGH, and when the specific terms of a particular series of AGH Debt Securities have been duly established in accordance with the terms of the Applicable AGH Indenture and authorized by all necessary corporate action of AGH and such AGH Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable AGH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such AGH Debt Securities will be the legally valid and binding obligations of AGH, enforceable against AGH in accordance with their terms.

3.    When the Applicable Aon Corporation Indenture has been duly authorized, executed and delivered by all necessary corporate action of Aon Corporation, and when the specific terms of a particular series of Aon Corporation Debt Securities have been duly established in accordance with the terms of the Applicable Aon Corporation Indenture and authorized by all necessary corporate action of Aon Corporation and such Aon Corporation Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Aon Corporation Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Aon Corporation Debt Securities will be the legally valid and binding obligations of Aon Corporation, enforceable against Aon Corporation in accordance with their terms.

4.    When the Applicable Aon plc Indenture has been duly authorized, executed and delivered by all necessary corporate action of Aon plc, and when the specific terms of a particular series of Aon plc Debt Securities and Aon plc Debt Securities Guarantees have been duly established in accordance with the terms of the Applicable Aon plc Indenture and authorized by all necessary corporate action of Aon plc and of AGL, AGH and Aon Corporation, as applicable, and such Aon plc Debt Securities and Aon plc Debt Securities Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Aon plc Indenture and in the manner contemplated by the applicable Prospectus and by such corporate actions (as applicable) such Aon plc Debt Securities Guarantees will be the legally valid and binding obligations of AGL, AGH and Aon Corporation, as applicable, enforceable against AGL, AGH and Aon Corporation, as applicable in accordance with their terms.

5.    When the Applicable AGH Indenture has been duly authorized, executed and delivered by all necessary corporate action of AGH, and when the specific terms of a particular series of AGH Debt Securities and AGH Debt Securities Guarantees have been duly established in accordance with the terms of the Applicable AGH Indenture and authorized by all necessary corporate action of AGH and of Aon plc, AGL and Aon Corporation, as applicable, and such AGH Debt Securities and AGH Debt Securities Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable AGH Indenture and in the manner contemplated by the applicable Prospectus and by such corporate actions (as applicable) such AGH Debt Securities Guarantees will be the legally valid and binding obligations of Aon plc, AGL and Aon Corporation, as applicable, enforceable against Aon plc, AGL and Aon Corporation, as applicable, in accordance with their terms.

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6.    When the Applicable Aon Corporation Indenture has been duly authorized, executed and delivered by all necessary corporate action of Aon Corporation, and when the specific terms of a particular series of Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantees have been duly established in accordance with the terms of the Applicable Aon Corporation Indenture and authorized by all necessary corporate action of Aon Corporation and of Aon plc, AGL and AGH, as applicable, and such Aon Corporation Debt Securities and Aon Corporation Debt Securities Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Aon Corporation Indenture and in the manner contemplated by the applicable Prospectus and by such corporate actions (as applicable) such Aon Corporation Debt Securities Guarantees will be the legally valid and binding obligations of Aon plc, AGL and AGH, as applicable, enforceable against Aon plc, AGL and AGH, as applicable, in accordance with their terms.

7.    When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of Aon plc, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of Aon plc, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of Aon plc, enforceable against Aon plc in accordance with their terms.

8.    When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of Aon plc, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of Aon plc, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of Aon plc, enforceable against Aon plc in accordance with their terms.

Our opinions are subject to:

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, and the judicial application of foreign laws or governmental actions affecting creditors’ rights;

(b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

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(c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and

(d) we express no opinion with respect to: (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (iii) waivers of rights or defenses; (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (v) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (vi) the creation, validity, attachment, perfection or priority of any lien or security interest; (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (viii) waivers of broadly or vaguely stated rights; (ix) provisions for exclusivity, election or cumulation of rights or remedies; (x) provisions authorizing or validating conclusive or discretionary determinations; (xi) grants of setoff rights; (xii) proxies, powers and trusts; (xiii) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xiv) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; and (xv) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of (i) the Debt Securities, the Guarantees, the Purchase Contracts and the Units and (ii) the Applicable Indentures, the purchase contract agreements and the unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than Aon plc, AGL, AGH and Aon Corporation, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP